Exhibit 99.77q1

Artisan Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended September 30, 2006
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Sub-Item 77Q1:    Exhibits

Exhibit
Number      Description

(a)(1) Amendment of Amended and Restated Articles of Incorporation dated as of May 10, 2006

                  Previously filed. Incorporated by reference to exhibit (a)(12) filed with post-effective amendment no. 31 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on June 23, 2006.

(a)(2) Amendment of Amended and Restated Articles of Incorporation dated as of August 3, 2006

                  Previously filed. Incorporated by reference to exhibit (a)(13) filed with post-effective amendment no. 33 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on September 26, 2006.

(e) Investment Advisory Agreement between Artisan Funds, Inc. and Artisan Partners Limited Partnership relating to Artisan Emerging Markets Fund dated May 10, 2006

                  Previously filed. Incorporated by reference to exhibit (d)(10) filed with post-effective amendment no. 31 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on June 23, 2006.